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                                                                    Exhibit 21.4


                      SUBSIDIARIES OF CROWN NORTHCORP, INC.
                      ------------------------------------

Crown Revenue Services, Inc., an Ohio corporation, is wholly owned subsidiary of Crown NorthCorp, Inc.

Crown Properties, Inc., an Ohio corporation, is a wholly owned subsidiary of Crown Revenue Services, Inc.

CRSBP Holdings Corp., a Delaware corporation, is a wholly owned subsidiary of Crown Revenue Services, Inc.

CNC Holding Corp., a Delaware corporation, is a wholly owned subsidiary of Crown NorthCorp, Inc.

Eastern Realty, L.L.C., a Virginia limited company, with 99% of the membership interests owned by CNC Holding Corp., and 1% owned by Crown Revenue Services, Inc.

Eastern Realty Corporation, a Virginia corporation, is a wholly owned subsidiary of CNC Holding Corp.

Eastern Baltimore, Inc., a Virginia corporation, is a wholly owned subsidiary of CNC Holding Corp.

CNC Services, LLC, a Delaware limited liability corporation, is 50% owned by CNC Holding Corp.